UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 18, 2006

Advanced Medical Institute Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-29531	88-0409144
(Commission File Number)	(IRS Employer Identification No.)

Level 1, 204-218 Botany Road
Alexandria NSW 2015
Australia

(Address of principal executive offices and zip code)

(61) 2 9640 5253

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Advanced Medical Institute Inc. to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On April 18, 2006, Advanced Medical Institute Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with certain shareholders (the “Shareholders”) of Intelligent Medical Technologies Pty Limited, a privately owned Australian company (“IMT”), pursuant to which the Registrant acquired seven (7) shares of stock of IMT, representing 7% of the issued and outstanding shares of common stock, in exchange for the issuance in the aggregate of 1,260,000 of the Registrant’s shares of common stock (the “Shares”) to the Shareholders (the “Acquisition”). As a result, IMT became a wholly-owned subsidiary of the Registrant.

The purchase price for 7% of PE is an aggregate of 1,260,000 shares of the Registrant’s common stock valued at $1.40 per share.

Since May 4, 2005, the Registrant’s wholly owned subsidiary, Advanced Medical Holdings Pty Limited (“AMI Australia”), has held 93% of the issued and outstanding ordinary shares of IMT. The Board was informed that the Shareholders were Avina Investments Limited and Mr. Anatoly Fanshil. Mr. Fanshil, a director of the company, excused himself from all discussions and he agreed to abstain from voting for or against the Acquisition. Jack Vaisman is the sole director of IMT. Other than Mr. Fanshil, neither Dr. Vaisman, nor any other director or officer of AMI, AMI Australia or any of the Registrant’s subsidiaries (other than in their capacities with AMI) has or will benefit directly or indirectly from the Acquisition.

IMT holds the exclusive worldwide right and license, from Sheiman Ultasonic Research Foundation Pty Limited (“SURF”), to exploit and sub-license certain inventions, patents and other intellectual property in relation to certain ultrasonic nebulizer technology (including Australian Patent No’s 693064 and 753817, European Patent No’s 0 705 145 and 1 071 479 and US Patent No’s 5,908,158 and 6,379,616) within the field of the treatment of sexual dysfunction in men and women (including impotence, premature ejaculation and the treatment of female sexual arousal disorders). Some of these patents expire in October 2013, with the remaining patents expiring around 2023. IMT’s license is a broad based license which includes the right to manufacture, market, sell and distribute products based on the technology and patents within the field of use. IMT also has the option to extend its field of use to the treatment of prostate diseases on payment of AU$1. IMT applied for 4 worldwide patents relating to its ultrasonic nebulizer device in July 2005 and applied for 3 additional worldwide patents relating to its device in February 2006. Prior to the Acquisition, Anantoly Fanshil, a director of the Company, owned 5% of the outstanding equity of IMT.

IMT acquired its license in order to develop an ultrasonic nebulizer to deliver medications to patients’ lungs for the treatment of sexual dysfunction as it believes that this delivery system will be more efficient and clinically effective than any other alternative treatment program option and will reduce dosage levels and the likelihood of side effects.

IMT has completed development of 15 working prototypes of its nebulizer device.

IMT has received advice from Brandwood Biomed Pty Limited (an Australian regulatory expert on TGA requirements) that it does not need to conduct clinical trials to list its device with the TGA and it expects to complete and file its listing application this financial year.

IMT intends to commence a phase I pharmacokinetic clinical trial of a liquid form of a well known medication for the treatment of erectile dysfunction which is capable of being delivered through the device in order to formally prove the efficacy of the device at a conceptual level during this financial year. IMT has begun its preparation to commence these trials at the direction of and under analysis by Q-Pharm, the commercial arm of a leading Australian university. IMT estimates the cost of this clinical trial to be in the order of $180,000.

IMT has been spending a large portion of its capital on research and development activities with financial support from AMI Australia (AUD$379,000 during fiscal 2005 being approximately USD$284,000, and AUD$102,000 during the six months ended December 31, 2005 being approximately USD$77,000). AMI Australia’s loan to IMT is on an unsecured, at-call interest free basis. Such loan is an on demand loan and may be called by AMI Australia at any time. IMT has compiled a team of experts to assist it with these research and development activities. AMI Australia has entered into a distribution agreement with IMT whereby AMI Australia has the exclusive worldwide distribution rights of the technology for sexual dysfunction treatments. IMT is entitled to use any innovations developed by it as a result of its research and development in connection with its nebulizer device. As of December 31, 2005, the IMT research and development into the efficacy of the nebulizer is still in a development stage and there has been no income generated by AMI Australia as a result of its agreement with IMT.

The description of the transactions contemplated by the Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

The information in this Report, including the exhibit, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.2	Share Exchange Agreement dated as of April 18, 2006.
99.1	Press Release dated April 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL INSTITUTE INC.

By:  /s/ Dilip Shrestha
Name: Dilip Shrestha
Title: Chief Financial Officer
Dated: April 19, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.2	Share Exchange Agreement dated as of April 18, 2006.
99.1	Press Release dated April 19, 2006.